                                                        Exhibit 10.27.2



                                                      Execution Version



                      EQUITY COMMITMENT AGREEMENT


                    dated as of September 15, 1997


                                 among


                           NRG ENERGY, INC.


                        NRG (MORRIS) COGEN, LLC


                                  and


                       THE CHASE MANHATTAN BANK,
                          as Collateral Agent


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                      EQUITY COMMITMENT AGREEMENT

     This EQUITY COMMITMENT AGREEMENT, dated as of September 15, 1997 (this "Agreement"), is made and entered into by and among NRG Energy, Inc., a Delaware corporation ("NRG"), NRG (Morris) Cogen, LLC, a Delaware limited liability company (the "Borrower"), and The Chase Manhattan Bank, a banking corporation organized and existing under the laws of the State of New York, in its capacity as Collateral Agent under the Loan Agreement referred to below for the benefit of the Banks hereinafter described.

                              WITNESSETH:

     WHEREAS, the Borrower proposes to develop, construct, own and operate an approximately 117 megawatt gas-fired cogeneration plant, producing electricity and steam together with related facilities (the "Project") at the Morris, Illinois complex of Millennium Petrochemicals Inc. (formerly Quantum Chemical Corporation), a Virginia corporation; and

     WHEREAS, the Borrower and The Chase Manhattan Bank, as collateral agent (together with its successors in such capacity, the "Collateral Agent") for the banks that are or may from time to time become parties to the Loan Agreement (as defined below), have entered into a Construction and Term Loan Agreement, dated as of September 15, 1997 (the "Loan Agreement"), with the banks party thereto (the "Banks") and The Chase Manhattan Bank, in its capacity as agent for the Banks (in such capacity, the "Agent Bank"), pursuant to which the Banks will make construction loans and term loans and extend other credit to the Borrower for the purpose of financing the cost of developing, constructing, starting up and operating the Project and certain related expenses (the "Loans"); and

     WHEREAS, pursuant to the Loan Agreement, the Borrower is obligated to maintain a Construction Account; and

     WHEREAS, on the date hereof, NRG and NRG Morris Inc., a Delaware corporation and a wholly-owned subsidiary of NRG ("NRGMI"), beneficially own 99% and 1%, respectively, of the issued and outstanding membership interests in the Borrower; and

     WHEREAS, it is a condition precedent to the making of Loans by the Banks that this Agreement shall have been entered into by the parties hereto and shall have become unconditionally and fully effective in accordance with it terms; and

     WHEREAS, NRG will derive substantial benefit from the making of the Loans by the Banks to the Borrower.

     NOW, THEREFORE, in consideration of the above recited premises and in order to induce the Banks to make the Loans to the Borrower, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Loan Agreement.


     1. Equity Contributions. The Borrower and NRG each hereby acknowledge and agree:

     a. Subject to the terms of Section 1.b below, NRG shall make cash equity contributions (each an "Equity Contribution") to the Borrower by payment to the Construction Account on the date and in the amount specified in any Equity Requisition Certificate, in the form of Exhibit A attached hereto (each an "Equity Requisition Certificate"), delivered by the Borrower to NRG. All such amounts in the Construction Account shall be used in accordance with, and for the purposes expressly set forth in, the Loan Agreement.

     b. From time to time, but not more frequently than once per month, the Borrower may execute and submit to NRG an Equity Requisition Certificate requesting a Equity Contribution; provided, however, that no Equity Contribution shall be made, and the Borrower may not request such a Equity Contribution, if:

               (i) subject to Section 2 below, as of the date on which such Equity Contribution is requested, the Dollar amount of all Construction Loan Borrowings is less than Eighty-Four Million Dollars ($84,000,000); or

               (ii) the total amount of the requested Equity Contribution, plus the amount of all prior Equity Contributions, shall be greater than the lesser of (y) twenty percent (20%) of the total Project Costs (as set forth in the then current Construction Budget) or (z) Twenty-Two Million Dollars ($22,000,000) (the lesser of such amounts being hereinafter referred to as the "Maximum Equity Commitment"); provided, however, that if any requested Equity Contribution, together with the aggregate of all previous Equity Contributions, exceeds the Maximum Equity Commitment, NRG shall make an Equity Contribution equal to the Maximum Equity Commitment less the amount of all previous Equity Contributions; or

               (iii) such Equity Contribution is requested on or after the Construction Loan Maturity Date.

     2. Event of Default. Notwithstanding any other provision of this Agreement, if (i) an Event of Default shall occur and be continuing, or (ii) the Date Certain shall occur and the Construction Loans shall not have converted to Term Loans pursuant to the Credit Agreement, NRG shall, upon the occurrence of such Event of Default or on the Date Certain, as the case may be, make a cash equity contribution (a "Default Equity Contribution") to the Borrower by payment to the Proceeds Account of an amount equal to the Maximum Equity Commitment less the aggregate of all previous Equity Contributions.

     3.   New Member Equity Commitment; Release of NRG Equity
     Commitment.

     a. If, at any time when NRG has continuing obligations under this Agreement, NRG sells or otherwise transfers its entire membership interest in the Borrower to NRG Generating (U.S.) Inc., a Delaware corporation ("NRG Generating"), in accordance with Section 4.1 of the Pledge Agreement, then the Borrower and the Collateral Agent, for and on behalf of the Agent Bank and the Banks, shall release NRG from its obligations under this Agreement provided NRG has delivered or caused to be delivered to the Collateral Agent the following:

               (i) a written assumption agreement, in form and substance satisfactory to the Required Banks, pursuant to which NRG Generating assumes all of the then unperformed obligations of NRG under this Agreement, duly executed by NRG Generating; and

               (ii) a written guaranty by NRG in favor of the Collateral Agent and the Borrower guarantying the obligations of NRG Generating under this Agreement, as assumed pursuant to clause (i) immediately above, substantially in the form of Exhibit B attached hereto or otherwise approved by Agent Bank, and duly executed by NRG.

     b. If any Person (other than NRG Generating) shall be added as a new member of the Borrower with the prior written consent of the Required Banks pursuant to Section 4.1 of the Pledge Agreement (any such Person, a "New Member"), the equity commitment obligations of NRG (or NRG Generating, as applicable) under Sections 1 and 2 hereof shall be reduced by the amount of any equity commitment granted by such New Member to the Collateral Agent for the benefit of the Banks, which equity commitment and any credit support provided therefor shall be in form and substance acceptable to each Bank.

     4. Representations and Warranties. NRG represents and warrants to the Borrower and the Collateral Agent, for its own benefit and for the benefit of the other

Secured Parties, which representations and warranties shall survive the execution and delivery of this Agreement that:


     a. NRG is a corporation duly organized and validly existing under the Laws of the Sate of Delaware, and is duly qualified, authorized to do business and in good standing as a foreign corporation in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified except to the extent the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect. As used in this Section 4.a and otherwise in this Agreement, the term "Material Adverse Effect" shall mean a material adverse effect on either (i) the operations, business, financial condition or property of NRG and its subsidiaries on a consolidated basis, or (ii) the ability of NRG to perform in a timely manner its material obligations under this Agreement.

     b. The execution, delivery and performance of this Agreement, the compliance by NRG with the provisions hereof, and the consummation of the transactions contemplated hereby, will not (i) conflict with or result in a breach or violation of any of the respective charters or bylaws of NRG or any of its subsidiaries or any material franchise or license of NRG or any of the terms or provisions thereof, (ii) constitute a default or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a Lien with respect to, any bond, note, debenture or other evidence of Indebtedness or any indenture, mortgage, deed of trust or other agreement or instrument to which NRG or any of its subsidiaries is a party or by which it or any of them is bound, or to which any properties of NRG or any of its subsidiaries is or may be subject, (iii) contravene any order of any court or Governmental Authority or body having jurisdiction over NRG or any of its subsidiaries or any of their properties, or (iv) violate or conflict with any statute, rule or regulation or administrative or court decree applicable to NRG or any of its subsidiaries or any of their respective properties, in the case of clauses (ii), (iii) and (iv) which conflict, breach, violation, default or contravention, singly or in the aggregate with each other conflict, breach, violation, default or contravention, could reasonably be expected to result in a Material Adverse Effect.

     c. NRG has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

     d. The execution, delivery and performance by NRG of this Agreement have been duly authorized by all necessary corporate action on the part of NRG and do not require any approval or consent of any holder (or any trustee for any holder) of any Indebtedness or other obligation of NRG or any other Person or entity, except approvals or consents which have previously been obtained and which are in full force and effect.

     e. This Agreement has been duly authorized, executed and delivered by NRG and constitutes a legally valid and binding agreement, enforceable against NRG in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally and to principles of equity (regardless of whether enforcement is sought at law or in equity).

     f. There is no legislation, litigation, action, suit, proceeding or investigation pending or (to the best of NRG's knowledge after due inquiry) threatened against NRG before or by any court, administrative agency, arbitrator or Governmental Authority which if adversely determined individually or in the aggregate, (i) could reasonably be expected to result in a Material Adverse Effect or (ii) questions the validity, binding effect or enforceability hereof, any action taken or to be taken pursuant hereto or any of the transactions contemplated hereby.

     g. The financial statements of NRG provided or to be provided as contemplated in the Credit Agreement and the other Financing Documents are or will be true, correct and complete as of the dates specified therein and fully and accurately present the financial condition of NRG as of the dates and for the periods specified. There has been no material adverse change in the financial condition of NRG from the date of NRG's most recent audited financial statements delivered to the Agent Bank (except as heretofore disclosed to the Agent Bank in a writing delivered by or on behalf of NRG).

     h. NRG is in compliance with all Laws applicable to it except to the extent that the failure to comply therewith could reasonably be expected to result in a Material Adverse
          Effect.

     5. Covenants and Agreements. NRG hereby covenants and agrees that it shall faithfully observe and fulfill, and shall cause to be observed and fulfilled, each and all of the following covenants:

     a. NRG shall not merge or consolidate with or into any other entity unless the surviving entity (if other than NRG) expressly agrees to assume all the obligations of NRG under this Agreement and each other Transaction

          Document to which NRG is a party and expressly agrees to otherwise be subject to the terms of this Agreement and each other Transaction Document to which NRG is a party.

     b. Neither NRG nor any of its Affiliates shall commence or join with any other Person (other than the Agent Bank, the Collateral Agent or any of the Banks) in commencing any Event of Bankruptcy against the Borrower.

     c. NRG agrees that it will not, and that it will cause its subsidiaries not to, enter into any bond, note, debenture or other evidence of Indebtedness or any indenture, mortgage, deed of trust or other agreement or instrument which would conflict with the performance by NRG of its obligations pursuant to this Agreement or compliance by NRG with the provisions hereof or pursuant to which this Agreement would constitute a default or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a Lien.

     6. Action by Collateral Agent. The Collateral Agent shall be entitled to rely on any notice received by it from the Agent Bank, any Bank or the Borrower stating that any Event of Default shall have occurred and shall not be under any duty or responsibility to make any independent verification of such statement.

     7. Enforcement. NRG hereby agrees that the Collateral Agent shall have the right to directly enforce the provisions hereof which are binding upon NRG against NRG and NRG hereby agrees to pay all costs, including reasonable attorneys' fees, incurred with respect to the enforcement of such provisions of this Agreement against NRG, which enforcement costs, regardless of when incurred, shall be payable by NRG on the earlier of (a) the date on which a final judgment shall be obtained against NRG with respect to this Agreement and any and all applicable appeal periods with respect thereto shall have expired and
(b) the date on which NRG and the Collateral Agent shall have otherwise resolved (including by way of settlement) any dispute with respect to the enforcement of this Agreement against NRG.

     8. Assignment and Consent. NRG consents to the terms and provisions of the Security Documents, including the assignment of this Agreement to the Collateral Agent for the benefit of the Banks. NRG agrees that the Collateral Agent (acting for the benefit of the Banks) and any assignee thereof shall be entitled to exercise any and all rights of the Borrower under this Agreement in accordance with the terms thereof (in its own name or in the name of the Borrower), and NRG shall comply in all respects with such exercise. Without limiting the generality of the foregoing, the Collateral Agent and any assignee thereof shall have the full right and power to enforce directly against NRG and its assignees any and all obligations of NRG under this Agreement and otherwise to exercise any and all remedies hereunder and under the Security Documents and to make any and all requests required or permitted to be made by the Borrower (in its own name or in the name of the Borrower) under this Agreement.


     9. Limitation of Liability. Notwithstanding anything else in this Agreement or any other Transaction Document, NRG's liability in respect of this Agreement is limited to the equity contributions specified in Sections 1 and 2 of this Agreement. Neither NRG nor any shareholder, officer, employee, controlling Person, executive, director, agent or Affiliate (other than the Borrower) of NRG (herein referred to as "operatives") shall be liable for payments or other obligations due by the Borrower under the Loan Agreement or any other Transaction Document or for the payment or performance by the Borrower of any other Obligation. In the event of foreclosure or other sale or disposition of properties, no judgment for any deficiency upon the obligations of the Borrower under any Financing Document shall be obtainable by the Banks against NRG or any of such operatives except, in the case of each of such parties and their respective operatives, with respect to any then-remaining collateral pledged by such parties and their respective operatives, respectively. Notwithstanding the foregoing, nothing in this Section 9 shall be deemed to affect or diminish the obligations of NRG or any operative under this Agreement or any other Transaction Document to which NRG or any such operative is a party.

     10.  Payment Absolute.

     a. Subrogation. Notwithstanding any payment or payments made or caused to be made by NRG hereunder, NRG shall not be entitled to be subrogated to any of the rights of the Secured Parties or any collateral security or guaranty held by the Secured Parties in connection with the Borrower's Obligations, nor shall NRG seek any reimbursement from the Borrower in respect of payments made or caused to be made by NRG hereunder. If any amount shall be paid to NRG as a result of such subrogation rights at any time prior to the Loan Agreement Termination Date, such amount shall be held by NRG in trust for the Secured Parties, segregated from other funds of NRG, and shall be turned over to the Collateral Agent for the benefit of the Secured Parties, in the exact form received by NRG (duly endorsed by NRG to the Collateral Agent for the benefit of itself and the other Secured Parties, if required), to be applied against Obligations in such order as the Collateral Agent (as directed by the Agent Bank, acting pursuant to the Credit Agreement) may elect.

     b. Unconditional Obligation. The obligations of NRG under Sections 1 and 2 hereof shall be absolute, unconditional and irrevocable under any and all circumstances and shall be performed by NRG regardless of any circumstance whatsoever which might otherwise constitute an excuse for nonperformance of the obligations of NRG under Sections 1 and 2. Without limiting the generality of the foregoing, NRG shall remain obligated to the extent provided hereunder, notwithstanding that, without any reservation of rights by or against NRG and without notice to or further assent by NRG, any demand for payment of any amount due pursuant to the Loan Agreement or any other Financing Document may be rescinded by the Secured Parties and any of the Loans or other extensions of credit thereunder continued and such amounts, or the liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto may, form time to time, in whole or part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Secured Parties, and the Loan Agreement or any other Financing Document or any other document executed in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Secured Parties may deem advisable from time to time, and any collateral security or guaranty or right of offset at any time held by the Secured Parties for the payment of such amounts may be sold or exchanged, waived, surrendered or released. None of the Secured Parties shall have any obligation to protect, secure, perfect or inquire as to any Lien at any time held by any of them as security for any amount due under the Loan Agreement or any other Financing Document or any property subject to any such Lien and the failure of any of the Secured Parties to do any of the foregoing shall have no effect on the obligations of NRG hereunder and none of the Secured Parties shall have any liability for the performance or observance of any of the obligations or duties of the Borrower under the Loan Agreement or under any other Transaction Document and the Borrower's failure to perform any such obligations or duties shall not impair the obligations of NRG hereunder.

     c. Continuing Obligations. The obligations set forth herein shall continue to be effective or shall be reinstated, as the case may be, if at any time and for any reason, any payment made hereunder by NRG is rescinded or must otherwise be returned by the Secured Parties, all as though such payment had not been made.

     11. No Setoff. NRG shall not have the right to withhold or offset against any payment due for any reason including, without limitation, any dispute between the Borrower and NRG.

     12. Third Party Beneficiaries. The agreements of the parties hereto are intended to benefit the Secured Parties and their respective successors and assigns.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     14. Survival. The terms of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. All representations, warranties and indemnities contained herein or made in writing by NRG in connection herewith shall survive the execution and delivery of this Agreement and the performance of the obligations contained herein until the Conversion Date.

     15.  Notices.  Except as otherwise expressly provided herein,
(a) all notices and other communications provided for hereunder shall be provided in writing and shall be sent by personal delivery, telecopy, overnight courier or, if such courier service is not available, by certified mail with postage prepaid to any party at the address set forth below its signature on this Agreement, or at such other address as shall be designated by a party in a written notice to the other parties hereto and (b) all such notices and communications shall be effective seven (7) days after being deposited in the mails in the manner as aforesaid, when delivered by personal delivery, one (1) day after delivery to the courier in the manner as aforesaid, or when sent by telecopier, upon confirmation of receipt.

     16. Successors and Assigns. This Agreement shall inure to the benefit of the parties hereto, the Agent Bank and each of the Banks, as third party beneficiaries, and their successors and assigns, and shall bind the heirs, executors, administrators, personal representatives, successors and assigns of such Persons. NRG shall not assign or otherwise transfer all or any of its obligations hereunder other than in accordance with Section 3 hereof.

     17. Bankruptcy. NRG hereby irrevocably waives any protection it may be entitled to under Section 365(c)(1) and (2) and Section 365(e)(1) and (2) of the Bankruptcy Code upon the occurrence of an Event of Bankruptcy with respect to the Borrower (a "Proceeding"). In the event the trustee in bankruptcy or the debtor-in-possession takes any action (including, without limitation, the institution of any action, suit or other proceeding) in a Proceeding for the purpose of enforcing the obligations of NRG under Section 1 or 2 hereof, NRG agrees (a) not to assert any defense, claim or counterclaim denying liability under Section 1 or 2 hereof on the basis that this Agreement is either (i) not an executory contract or (ii) an executory contract that cannot be assumed, assigned or enforced, or on any other theory directly or indirectly based on Section 365(c)(1) and (2) or Section 365(e)(1) and (2) of the Bankruptcy Code or any successor provision of law and (b) to make all payments hereunder regardless of any rejection or termination (by operation of law or otherwise) of this Agreement by the Borrower. If a Proceeding shall occur, NRG agrees after the occurrence of such Proceeding to reconfirm its prepetition waiver of any protection it may be entitled to under Section 365(c)(1) and (2) and Section 365(e)(1) and (2) of the Bankruptcy Code and, to give effect to such waiver, NRG consents to the assumption and enforcement of each provision of this Agreement by the debtor-in-possession or the Borrower's trustee in bankruptcy, as the case may be.


     18. Amendments. This Agreement or any provision hereof may not be rescinded, canceled, modified, changed or waived by any party hereto without the prior written consent of the Collateral Agent (as directed by the Agent Bank, acting upon the instructions of the Required Banks).

     19. Governing Law. This Agreement is a contract made under the Laws of the State of New York of the United States and shall for all purposes be governed by and construed in accordance with the Laws of such State without regard to the conflict of law rules thereof (other than Section 5-1401 of the New York General Obligations Law).

     20.  Consent to Jurisdiction.

     a. Any legal action or proceeding against either NRG or the Borrower with respect to this Agreement may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, each of NRG and the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. NRG and the Borrower each agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon such party, and may be enforced in any other jurisdiction by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. NRG and the Borrower each hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019, as its designee, appointee and agent of any to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, NRG and the Borrower each agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Collateral Agent. NRG and the Borrower each further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address referred to in Section 15 hereof, such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right of the Collateral Agent or any other Person to serve process in any other manner permitted by

          Law or to commence legal proceedings or otherwise proceed against either party in any other jurisdiction.

     b. NRG and the Borrower each hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     c. WITH REGARD TO THIS AGREEMENT AND EACH OTHER TRANSACTION DOCUMENT TO WHICH EITHER NRG OR THE BORROWER IS A PARTY, EACH OF NRG, THE BORROWER, THE AGENT BANK, THE BANKS (BY ACCEPTING THE BENEFITS OF THIS AGREEMENT) AND THE COLLATERAL AGENT HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY.

     21. No Waiver. No failure to exercise and no delay in exercise, on the part of the Collateral Agent, of any right, remedy, power or privilege provided herein or by statute or at law or in equity shall operate as a waiver thereof; nor shall any single or partial exercise of any thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.


    [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the undersigned has executed this Equity Commitment Agreement as of the date first above written.


                         NRG Energy, Inc.


                         By:  /s/ James J. Bender
                              Name:  James J. Bender
                              Title: Vice President

                         Address for Notices:
                         1221 Nicollet Mall, Suite 700
                         Minneapolis, MN 55403-2445
                         Attn:  Chief Financial Officer
                         (with a copy to General Counsel at the same ad dress)


NRG (Morris) Cogen, LLC


                         By:  /s/ James J. Bender
                              Name:  James J. Bender
                              Title: Management Committee Member

                         Address for Notices:
                         1221 Nicollet Mall, Suite 700
                         Minneapolis, MN 55403-2445
                         Attn: President


                         THE CHASE MANHATTAN BANK,
                         as Collateral Agent


                         By:  /s/ Annette M. Marsula
                              Name:  Annette M. Marsula
                              Title: Assistant Vice President


                         Address for Notices:
                         450 West 33 Street
                         15th Floor
                         New York, New York 10001
                         Attn:  Annette M. Marsula


[Signature page to Equity Commitment Agreement among NRG Energy, Inc., NRG (Morris) Cogen, LLC and The Chase Manhattan Bank, as Collateral Agent]

                               EXHIBIT A


                FORM OF EQUITY REQUISITION CERTIFICATE


                              [DATE]


NRG Energy, Inc.
1221 Nicollet Mall, Suite 700
Minneapolis, MN 55403-2445
Attn:


Ladies and Gentlemen:

     This Equity Requisition Certificate is delivered to you pursuant to Section 1 of that certain Equity Commitment Agreement, dated as of September 15, 1997 (the "Equity Commitment Agreement"), by and among you ("NRG"), the undersigned (the "Borrower") and The Chase Manhattan Bank, in its capacity as Collateral Agent (the "Collateral Agent"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Equity Commitment Agreement.

     The Borrower hereby requests that NRG make an Equity Contribution to the Borrower on the date and in the amount requested below (the "Requested Equity Contribution"), which amount is to be paid to the Construction Account:

          Date of funding:    ___________________

          Amount of
          Contribution:       $__________________

     The Borrower hereby certifies that as of the date of funding:

     (1) the Dollar amount of all Construction Loan Borrowings made to or for the benefit of the Borrower under the Loan Agreement is equal to or greater than $84,000,000;

     (2) the total amount of the Requested Equity Contribution, plus the amount of all prior Equity Contributions, is equal to $
, which amount is less than or equal to the lesser of (y) $ representing twenty percent (20%) of the total

Project Costs (as set forth in the current Construction Budget), or (z) Twenty-Two Million Dollars ($22,000,000); and


     (3) the Construction Loan Maturity Date has not occurred.


                              Very truly yours,

                              NRG (MORRIS) COGEN, LLC


                              By:  _______________________
Name:
                                   Title:

                              EXHIBIT B


     FORM OF EQUITY COMMITMENT GUARANTY

          This EQUITY COMMITMENT GUARANTY (this "Guaranty" or this "Agreement"), dated as of [INSERT DATE], by NRG ENERGY, INC., a Delaware corporation ("Guarantor"), in favor of NRG (MORRIS) COGEN, LLC (the "Borrower") and THE CHASE MANHATTAN BANK, as collateral agent for the Banks (as defined below) (in such capacity, the "Collateral Agent") under the Construction and Term Loan Agreement, dated as of September 15, 1997 (the "Credit Agreement"), among the Borrower, the Collateral Agent, the banks party thereto (the "Banks") and The Chase Manhattan Bank, as agent for the Banks (in such capacity, the "Agent Bank").


     RECITALS

          A. As a condition precedent to the Agent Bank, the Collateral Agent and the Banks entering into the Credit Agreement and the Banks making the Loans and extending other credit to the Borrower thereunder, Guarantor executed an Equity Commitment Agreement, dated as of September 15, 1997 (the "Equity Commitment Agreement"), in favor of the Borrower and the Collateral Agent.

          B. Pursuant to an [INSERT NAME OF AGREEMENT], dated as of the date hereof, Guarantor is selling all of its membership interests in the Borrower to NRG Generating (U.S.) Inc. ("NRG Generating").

          C. Pursuant to an Assignment and Assumption Agreement, dated as of the date hereof (the "Assignment and Assumption Agreement"), between Guarantor and NRG Generating, NRG Generating is assuming all of Guarantor's obligations under the Equity Commitment Agreement.

          D. Guarantor owns [INSERT PERCENTAGE] of the outstanding shares of capital stock of NRG Generating.

          E. It is a condition to the Banks' willingness to continue to make Loans and extend other credit to the Borrower under the Credit Agreement that Guarantor enter into this Agreement.

          F. Guarantor acknowledges that it will obtain substantial benefit if the Banks continue to make Loans and extend other credit to the Borrower under the Credit Agreement.

          G. The obligations of Guarantor hereunder are being incurred concurrently with the assumption by NRG Generating of Guarantor's obligations under the Equity Commitment Agreement pursuant to the Assignment and Assumption Agreement.

          H. Capitalized terms used but not otherwise defined herein shall have the respective meanings given them in the Equity Commitment Agreement (including terms incorporated therein from the Credit
Agreement).


     AGREEMENT

          NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, receipt of which is hereby acknowledged, Guarantor hereby agrees as follows:

          1. Guaranty by Guarantor of NRG Generating Obligation. Guarantor unconditionally and irrevocably guarantees payment to the Borrower and to the Collateral Agent, for the benefit of the Agent Bank and the Banks, when due of any and all amounts payable by NRG Generating to the Borrower from time to time pursuant to Sections 1 and 2 of the Equity Commitment Agreement and performance in full of all of NRG Generating's obligations under Sections 1 and 2 of the Equity Commitment Agreement.

          2.   Additional Provisions to Guarantor Obligations.

               (a) In addition to the obligations under Section 1 of this Agreement, Guarantor agrees to pay upon demand all fees and expenses incurred by the Collateral Agent and the Borrower in successfully enforcing against Guarantor any of its obligations and liabilities hereunder or the terms hereof, including, without limitation, reasonable fees and expenses of legal counsel. Guarantor waives notice of acceptance of this Agreement and of any obligation to which it applies or may apply under the terms hereof, and waives diligence, presentment, demand of payment, notice of dishonor or non-payment, protest, notice of protest, of any such obligations, suit or taking other action by the Collateral Agent or the Borrower against, and giving any notice of default or other notice to, or making any demand on, any party liable thereon (including Guarantor).

               (b) Guarantor's obligation under this Agreement is an absolute, unconditional, continuing and irrevocable guaranty of payment and performance and is in no way conditioned on or contingent upon any attempt to enforce in whole or in part NRG Generating's obligations to the Collateral Agent and the Borrower under the Equity Commitment Agreement. If NRG Generating fails to pay or perform any liabilities or obligations to the Collateral Agent or the Borrower under Section 1 or 2 of the Equity Commitment Agreement as and when they are due, Guarantor shall forthwith pay and perform such liabilities or obligations, with any such payment to be made in immediately available funds. Each failure by NRG Generating to pay or perform any liabilities or obligations arising under
     Section 1 or 2 of the Equity Commitment Agreement shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

               (c) The Collateral Agent and the Borrower may, at any time and from time to time without the consent of or notice to Guarantor, except such notice as may be required by applicable Law which cannot be waived, without incurring responsibility to Guarantor or impairing or releasing the obligations of Guarantor hereunder, upon or without any terms or conditions and in whole or in part, (i) exercise or refrain from exercising any rights against NRG Generating or others (including Guarantor) or otherwise act or refrain from acting; (ii) release any other guarantor from its obligations without obtaining the consent of Guarantor and without affecting or impairing the obligations of Guarantor hereunder; (iii) settle or compromise any obligations hereby guaranteed and/or any obligations incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any obligations which may be due to the Collateral Agent, the Borrower or others; (iv) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner or in any order any property by whomsoever pledged or mortgaged to secure or howsoever securing the liabilities or obligations hereby guaranteed or any liabilities or obligations incurred directly or indirectly in respect thereof or hereof and/or any offset thereagainst; (v) apply any sums by whomsoever paid or howsoever realized to any obligations of NRG Generating to the Collateral Agent or the Borrower regardless of what obligations remain unpaid; (vi) consent to or waive any breach of, or any act, omission or default under, the Equity Commitment Agreement or otherwise amend, modify or supplement the Equity Commitment Agreement or any of such other instruments or agreements; and/or (vii) act or fail to act in any manner referred to in this Agreement which may deprive Guarantor of its right, if any, to subrogation or reimbursement against NRG Generating or any other Person to recover full indemnity for any payments made pursuant to this Agreement or of its right of contribution against any other party.

               (d) No invalidity, irregularity or unenforceability of the obligations hereby guaranteed shall affect, impair or be a defense to this Agreement.

               (e) In the event that, notwithstanding the provisions of Section 2(b) hereof, this Agreement shall be deemed revocable in accordance with applicable Law, then any such revocation shall become effective only upon actual receipt by the Collateral Agent and the Borrower of written notice of revocation signed by Guarantor. No revocation or termination hereof shall affect in any manner rights arising under this Agreement with respect to obligations and liabilities outstanding on the date of receipt by the Collateral Agent and the Borrower of written notice of such revocation or termination and the sole effect of any revocation and termination hereof shall be to exclude from this Agreement obligations and liabilities thereafter arising which are unconnected with obligations and liabilities theretofore arising or transactions theretofore entered into (Guarantor shall remain liable for all obligations incurred hereunder prior to such revocation or termination).

          3. Representations and Warranties. Guarantor makes the representations and warranties set forth below to the Borrower and to the Collateral Agent, acting for its own benefit and for the benefit of the other Secured Parties, which representations and warranties shall survive the execution and delivery of this Agreement:

               (a) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

               (b) Guarantor has taken all necessary corporate action to authorize its execution and delivery of this Agreement and the performance of its obligations hereunder.

               (c) This Agreement has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting creditors' rights generally and subject to general equitable principles.

               (d) All Governmental Approvals and actions necessary in connection with the execution and delivery by Guarantor of this Agreement and the performance of its obligations hereunder have been obtained or performed and remain valid and in full force and effect.

               (e) The execution, delivery and performance of this Agreement, the compliance by Guarantor with the provisions hereof and the consummation of the transactions contemplated hereby, will not (i) conflict with or result in a breach or violation of any of the respective charters or bylaws of Guarantor or any of its subsidiaries or any material franchise or license of Guarantor or any of the terms or provisions thereof, (ii) constitute a default or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) any Lien with respect to, any bond, note, debenture or other evidence of Indebtedness or any indenture, mortgage, deed of trust or other agreement or instrument to which Guarantor or any of its subsidiaries is a party or by which it or any of them is bound, or to which any properties of Guarantor or any of its subsidiaries is or may be subject, (iii) contravene any order of any court or Governmental Authority or body having jurisdiction over Guarantor or any of its subsidiaries or any of their properties or (iv) or conflict with any statute, rule or regulation or administrative or court decree applicable to Guarantor or any of its subsidiaries or any of their respective properties, in the case of clauses (ii),
     (iii) and (iv) which conflict, breach, violation, default or contravention, singly or in the aggregate with each other conflict, breach, violation, default or contravention, could reasonably be expected to result in a Material Adverse Effect. As used in this clause (e) and otherwise in this Agreement, the term "Material Adverse Effect" shall mean a material adverse effect on either (A) the operations, business, financial condition or property of Guarantor or any of its subsidiaries on a consolidated basis or (B) the ability of Guarantor to perform in a timely manner its obligations under this Agreement.

               (f) There is no legislation, litigation, action, suit, proceeding or investigation pending or (to the best of Guarantor's knowledge after due inquiry) threatened against Guarantor before or by any court, administrative agency, arbitrator or Governmental Authority which if adversely determined individually or in the aggregate, (i) could reasonably be expected to result in a Material Adverse Effect or (ii) questions the validity, binding effect or enforceability hereof, any action taken or to be taken pursuant hereto or any of the transactions contemplated hereby.

               (g) All quarterly and annual financial statements heretofore delivered by or in respect of Guarantor to the Collateral Agent, the Agent Bank, the Banks or the Borrower are true, correct and complete as of the dates referred to therein, do not fail to disclose any material liabilities, whether direct or contingent, fairly present the financial condition of Guarantor as of the date thereof and are prepared in accordance with GAAP.

               (h) Guarantor possesses all franchises, certificates, licenses, permits and other Governmental Approvals necessary for it to own its properties, conduct its business and perform its obligations under this Agreement.

               (i) Guarantor (i) is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the ICA, and (ii) is not subject to regulation as a "holding company," a "public utility company," or an "affiliate" or a "subsidiary company" of a "registered holding company" as defined in PUHCA.

               4.   Covenants:  Guarantor agrees that:

               (a) Guarantor shall maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement and will obtain any that may become necessary in the future.

               (b) Guarantor shall comply in all material respects with all applicable Laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement.

               (c) (i) Annual Financial Statements. Guarantor shall deliver to the Collateral Agent and the Borrower, within one hundred twenty (120) days after the close of each fiscal year of Guarantor, the consolidated and consolidating balance sheets of Guarantor and its consolidated Affiliates as at the end of such fiscal year and the related consolidated and consolidating statements of income, retained earnings and cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and certified, in the case of the consolidated financial statements, by independent certified public accountants of recognized national standing in the United States.

                    (ii) Notice of Default or Litigation. Promptly, and in any event within two (2) Business Days after an Authorized Officer of Guarantor obtains knowledge thereof, Guarantor shall give to the Collateral Agent and the Borrower notice of the occurrence of any event or of any litigation or governmental proceeding pending (a) against Guarantor or any of its Affiliates which could affect the business, operations, property, assets, condition (financial or otherwise) or prospects of Guarantor so as to materially and adversely affect the ability of Guarantor to perform its obligations hereunder or (b) with respect to this Agreement, which event or pending proceeding is likely to materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of Guarantor and its Affiliates taken as a whole.

                    (iii) Other Information. From time to time, Guarantor shall provide to the Collateral Agent and the Borrower such other information or documents (financial or otherwise) regarding Guarantor as the Collateral Agent or the Borrower may reasonably request and as may be available to Guarantor without undue cost or effort.

          5. Subrogation. Guarantor shall not exercise any rights which it may acquire by way of subrogation under this Agreement, by any payment made hereunder or otherwise, until all of the liabilities and obligations of NRG Generating to the Collateral Agent and the Borrower under the Equity Commitment Agreement shall have indefeasibly been paid in full in cash or cash equivalents. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all such liabilities and obligations shall not have been indefeasibly paid in full in cash or cash equivalents, such amount shall be held in trust for the benefit of the Collateral Agent and the Borrower and shall forthwith be paid to the Collateral Agent or the Borrower, as applicable, and applied to such liabilities and obligations, whether matured or unmatured.


          6.   Successions or Assignments.

               (a) This Agreement shall inure to the benefit of the respective successors or assigns of the Collateral Agent and the Borrower who shall have, to the extent of their interest, the rights of the Collateral Agent and the Borrower hereunder.

               (b) This Agreement is binding upon Guarantor and its successors and assigns. Guarantor is not entitled to assign its obligations hereunder to any other Person without the written consent of the Collateral Agent and the Borrower, which may be granted or withheld in the Collateral Agent's or the Borrower's sole discretion (in the case of the Collateral Agent, as directed by the Agent Bank, acting in accordance with the Credit Agreement), and any purported assignment in violation of this provision shall be void.

          7.   Waivers.

               (a) No delay on the part of the Collateral Agent or the Borrower in exercising any of its rights (including those hereunder) and no partial or single exercise thereof and no action or non-action by the Collateral Agent or the Borrower, with or without notice to Guarantor or anyone else, shall constitute a waiver of any rights or shall affect or impair this Agreement.

               (b) Guarantor agrees that, if the Collateral Agent or the Borrower bring any judicial proceedings in relation to any such matter, Guarantor will not interpose any counterclaim or setoff of any nature.

               (c) If any amount payable by Guarantor hereunder is not paid as and when due, then Guarantor authorizes the Collateral Agent and the Borrower to proceed, without prior notice, by right of set-off, counterclaim or otherwise, against any assets of Guarantor that may at any time be in the possession of the Collateral Agent or the Borrower or any branch or office thereof, to the full extent of all amounts payable to the Collateral Agent and the Borrower hereunder.

               (d) Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the obligations of NRG Generating under Sections 1 and 2 of the Equity Commitment Agreement and notice of or proof of reliance by the Collateral Agent or the Borrower upon this Agreement.

               (e) Guarantor waives diligence, presentment, protest, demand for payment and notice of default to or upon NRG Generating with respect to the obligations under Sections 1 and 2 of the Equity Commitment Agreement.

          8. Interpretation. The Section headings in this Agreement are for the convenience of reference only and shall not affect the meaning or construction of any provision hereof.

          9. Notices. All notices in connection with this Agreement shall be given by notice in writing, hand-delivered or sent by facsimile transmission, or by certified mail return-receipt requested (airmail, if overseas), postage prepaid. All such notices shall be sent to the appropriate telecopier number or address, as the case may be, set forth below or to such other number or address as shall have been subsequently specified by written notice to each other party hereto, and shall be sent with copies, if any, as indicated below. All such notices shall be effective upon receipt. The addresses for notice shall be as follows:

               (a)  The address of Guarantor is:

                    NRG ENERGY, INC.
                    1221 Nicollet Mall, Suite 700
                    Minneapolis, MN 55403-2445
                    Attention:  President
                    Telephone No.:  (612) 373-5400
                    Telecopier No.:  (612) 373-5430

                    With a copy to:

                    NRG ENERGY, INC.
                    1221 Nicollet Mall, Suite 700
                    Minneapolis, MN 55403-2445
                    Attention:  General Counsel

               (b)  The address of the Collateral Agent is:

                    THE CHASE MANHATTAN BANK
                    450 West 33rd Street, 15th Floor
                    New York, NY 10001

                    Attention:  A. Marsula, Assistant Vice President,
                           International Project Finance, Global Trust
                           Services
                    Telephone No.:  (212) 946-7557
                    Telecopier No.:  (212) 946-8177/8178

               (c)  The address of the Borrower is:

                    NRG (MORRIS) COGEN, LLC
                    1221 Nicollet Mall, Suite 700
                    Minneapolis, MN  55403-2445
                    Attention:  President
                    Telephone No.:  (612) 373-5400
                    Telecopier No.:  (612) 373-5430

                    With a copy to:

                    NRG (MORRIS) COGEN, LLC
                    1221 Nicollet Mall, Suite 700
                    Minneapolis, MN  55403-2445
                    Attention:  General Counsel

          10. Amendments. Notwithstanding anything contained herein that may be construed to the contrary, as between Guarantor, the Collateral Agent and the Borrower, this Agreement may be amended only with the written consent of the Collateral Agent, the Borrower and Guarantor, with the Collateral Agent acting as directed by the Agent Bank (acting upon the instructions of the Required Banks).

          11.  Jurisdiction; Governing Law.

               (a) Any action or proceeding relating in any way to this Agreement may be brought and enforced in the courts of the State of New York. Any such process or summons in connection with any such action or proceeding may be served by mailing a copy thereof by certified or registered mail, or any substantially similar form of mail, addressed to the applicable party as provided for notices hereunder. By execution and delivery of this Agreement, Guarantor irrevocably agrees to designate, appoint and empower CT Corporation System, with its offices as of the date hereof at 1633 Broadway, New York, New York 10019, to receive for an on its behalf service of process in the State of New York and further irrevocably consents to the service of process outside the territorial jurisdiction of said courts by mailing copies thereof in accordance with the immediately preceding sentence. Guarantor represents and warrants that it has taken, and will continue to take, all actions necessary to retain CT Corporation

     System as its registered agent for service of process in the State of New York for the term hereof.

               (b) This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the Laws of the State of New York without reference to principles of conflict of laws (other than Section 5-1401 of the New York General Obligations Law).

          12. Integration of Terms. This Agreement contains the entire agreement among the parties hereto relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.

          13.  Termination; Reinstatement of Guaranty.

               (a) Subject to the provisions of Section 13(b) hereof, this Agreement shall terminate following the payment in full of all amounts due hereunder or under Sections 1 and 2 of the Equity Commitment Agreement.

               (b) Notwithstanding the provisions of Section 13(a) hereof, this Agreement shall be reinstated if at any time following the termination of this Agreement under Section 13(a) hereof, any payment or performance by Guarantor under this Agreement or NRG Generating under Section 1 or 2 of the Equity Commitment Agreement is rescinded or must otherwise be returned by the Collateral Agent, the Borrower or any other Person upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of NRG Generating or Guarantor and is so rescinded or returned to the party or parties making such payment or performance, all as though such payment had not been made. Such period of reinstatement shall continue until satisfaction of the conditions contained in, and shall continue to be subject to, the provisions of this Section 13.

          14. Waiver of Jury Trial. THE COLLATERAL AGENT (AND THE AGENT BANK AND THE BANKS AS THIRD PARTY BENEFICIARIES HEREUNDER), THE BORROWER AND GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE COLLATERAL AGENT, THE BORROWER, GUARANTOR OR NRG GENERATING. THIS PROVISION IS MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT, THE BORROWER AND GUARANTOR TO ENTER INTO THIS AGREEMENT.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, Guarantor has caused this Equity
Commitment Guaranty to be duly executed and delivered as of the day and year first written above.


                         NRG ENERGY, INC.


                      By:__________________________
                              Name:
                              Title:




Acknowledged and Accepted:



THE CHASE MANHATTAN BANK,
  as Collateral Agent

By: __________________________
    Name:
    Title:


NRG (MORRIS) COGEN, LLC

By: ___________________________
    Name:
    Title:


                                   S-1